Exhibit 10.10

Jinyong Ji Investment Taiwan Lease

Jinyong Ji Investment Taiwan Lease

Contract ID #

Relevant Accounting Literature

•	Statement Of Financial Accounting Standards No. 13, Accounting for Leases

Agreement Date	March 16, 2010

Type	Tenant Lease - 12 floor., No. 107, Songren Rd.,

Xinyi Dist., Taipei City 110, Taiwan (R.O.C.)

Lease Terms	36 months (March 16, 2010 through March 15, 2013)

Payment Terms	15th day of each month

Commencement Date	March 16, 2010

Monthly Rent	New Taiwan Dollar 520,000

Note: Free Rent for two months (March 16 to May 15, 2010)

Parking Spaces	1 space 1st floor 10,000 = NT $10,000

3 spaces 3rd floor 7,000 = NT$21,000

Deposit	New Taiwan Dollar (3 months’ rent) 1,560,000

Terms of the Agreement

Subject to terms and conditions of this Agreement, Landlord herby leases to Tennant Ubiquity Networks, and Tenant herby leases from Landlord for the term and subject to the agreements, covenants, conditions and provisions set forth in this lease to which Landlord and Tenant hereby mutually agree.

•	Area of premises

•	6,471 (181.86 ping x 35.58), (1 ping = 35.58 square feet) rentable square feet as reflected on the diagram of the premises attached hereto as Schedule 1.

•	Permitted Use: General office and administrative purposes, research and development and other legal purpose for which the Premises may be used.

•	Parking Spaces: Four (4)

1 underground parking space /1st floor — V14

3 underground parking spaces / 3rd floor - 33, 34, 35

Jinyong Ji Investment Taiwan Lease

•	List the Principal Agents on the Lease:

Lessor: Jinyong Ji Investment Co., Ltd.

Lessee: Robert Para

Provision for Sub-Lease of Property; Not indicated on Lease

Management Fees:

•	Current building management fee (based on leased space). New Taiwan Dollar 45,465 monthly (not including sales tax).

•	Current parking management fee (based on 4 spaces). New Taiwan Dollar 32,000 monthly (not including sales tax).

Other Types of Fees:

•	Lessee is responsible for utility fees associated with office space leased.

•	Other fees (water, power, maintenance, management) related to Building common areas are prorated based on office space leased.

•	Management fee related to parking is prorated based on number of parking spaces.

TENANT INSURANCE:

Does the Lease have any exit Terms: YES

•	Early Termination within 1 year- Lessee must notify lessor one month before termination date and to pay 6 months’ rent as early termination penalty.

•	Early Termination within Years 2 & 3- Lessee must notify lessor one month before termination date and pay 3 months’ rent early termination penalty

•

Lessee to notify lessor one month prior to termination date related to parking spaces. Lessee is responsible for paying one months’ rent for each parking space if Lessee fails to notify Lessor one month in advance.

Does the lease have the ability to extend Lease: YES

•	Lessee to notify Lessor 3 months before lease expiration date regarding lease extension.

•	Lease Extension contract must be completed before the current lease expires

Are there any Risk or Rewards passed from the Lessor to Lessee?: NO